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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

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                                                       State or Other
                                                      Jurisdiction of
Subsidiary Name                                        Incorporation
----------------                                      ----------------
North Atlantic Pipeline Company,
L.L.C.                                                 Delaware

North Atlantic Pipeline Partners, L.P.                 Delaware

North Atlantic Pipeline Partners, L.P.                 Newfoundland, Canada

North Atlantic Pipeline Company                        Nova Scotia, Canada

Tatham Offshore (Jersey) Ltd.                          Jersey, Channel Islands

Tatham Offshore Canada Limited                         Nova Scotia, Canada

Berg Masters Limited                                   Newfoundland, Canada

North Atlantic Hydrocarbons Marketing, Inc.            Newfoundland, Canada

DeepFlex Production Services, Inc.                     Delaware
                                                       d/b/a in Texas as
                                                       Eddie Delahoussaye-
                                                       FPS II, Inc.

FPS II, Inc.                                           Delaware

FPS III, Inc.                                          Delaware

FPS IV, Inc.                                           Delaware

FPS V, Inc.                                            Delaware

FPS VI, Inc.                                           Delaware

DeepFlex Holdings, L.L.C.                              Delaware

RIGCO North America, L.L.C.                            Delaware

DeepFlex Production Partners, L.P.                     Delaware
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